Exhibit 99.1

BOYD GAMING REPORTS FIRST-QUARTER RESULTS

-Midwest & South Drives Fifth Straight Quarter of Wholly-Owned EBITDA Growth-
-IP Posts Double-Digit EBITDA Gains in First Full Quarter After Acquisition-

LAS VEGAS - APRIL 24, 2012 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2012.

Net revenues were $633.1 million for the first quarter 2012, an increase of 12.1% from $564.9 million during the same quarter in 2011. Total Adjusted EBITDA(1) rose [19.6]% to $133.8 million, compared to $[111.9] million in the prior year. These results include the operations of the IP Casino Resort Spa, acquired by the Company on October 4, 2011.

Boyd Gaming's wholly-owned business, including the IP, reported first-quarter 2012 net revenues of $456.9 million, up 15.4% from the year-ago period. On a same-store basis, net revenue in our wholly-owned business grew for the fourth consecutive quarter. Wholly-owned Adjusted EBITDA rose 18.6% to $94.9 million, up from $[80.1] million in the year-ago period. Borgata, the Company's 50% joint venture, reported first-quarter 2012 net revenues of $176.2 million, up 4.2% from the first quarter of 2011, while Adjusted EBITDA at the property increased [22.0]% to $38.9 million.

For the first quarter 2012, the Company reported net income of $5.8 million, or $0.07 per share, compared to a net loss of $3.5 million, or $0.04 per share, in the same period last year.
Adjusted Earnings(1) for the first quarter 2012 were $8.4 million, or $0.10 per share, compared to a loss of $1.2 million, or $0.01 per share, for the same period in 2011. Certain pre-tax items included in Adjusted Earnings for the first quarter of 2012 resulted in a net increase of $4.0 million ($2.6 million, net of tax and noncontrolling interest, or $0.03 per share). By comparison, pre-tax items included in Adjusted Earnings for the first quarter 2011 resulted in a net increase of $6.0 million ($2.3 million, net of tax and noncontrolling interest, or $0.03 per share). Pre-tax items included in Adjusted Earnings are listed in a table at the end of this press release.

“Our first quarter results were led by strong performances at our properties outside of Nevada, with double-digit EBITDA growth at a majority of our properties,” said Keith Smith, President and Chief

Executive Officer of Boyd Gaming. “We were particularly pleased that the IP was accretive to EPS during the first full quarter since we acquired it, generating significant EBITDA growth even before most synergies have been fully realized. These results were only a preview of the IP's full potential, and show the tremendous value of this acquisition.

Smith continued, “In Atlantic City, Borgata contributed significantly to our positive results as the property reinforced its position as the leading resort in the market, posting substantial growth against heightened regional competition. While it is early, we would note that we have not seen any meaningful impact on Borgata's business from the opening of a new competitor. Looking ahead on a Companywide basis, we expect that the positive performance we posted in the first quarter will continue.”

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, first-quarter 2012 net revenues were $154.8 million, up slightly from the first quarter of 2011. First-quarter 2012 Adjusted EBITDA declined 2.9% to $38.5 million. Business volumes remained steady year-over-year; however, EBITDA was impacted by slightly elevated expenses associated with targeted marketing programs, as well as lower year-over-year table game hold at several properties.

Downtown
The Company's Downtown Las Vegas properties generated net revenues of $57.0 million for the first quarter 2012, up 2.4% from $55.7 million in the first quarter 2011. Adjusted EBITDA was $8.4 million, down 6.4% from the year-ago quarter. Revenues rose for the fifth consecutive quarter, driven by strength in our Hawaiian customer base. However, EBITDA was impacted by higher fuel expense associated with our charter service.

Midwest and South
In the Midwest and South region, net revenues were $243.7 million, up 32.4% from the year-ago quarter, while Adjusted EBITDA rose 41.1% to $58.1 million. Growth in EBITDA was broad-based, led by strong performances at Delta Downs, Treasure Chest and the IP. The region also benefited from revenue growth at most of our properties and continued efficiencies in operations, as EBITDA margins rose by 150 basis points to [23.9]%.

The IP contributed $49.0 million in net revenues and $12.7 million in EBITDA to regional results during the quarter. Net revenues at the property declined 4.6% from the first quarter of 2011, while EBITDA rose 10.0%. The gains in EBITDA on lower revenues reflect more effective marketing programs, the initial benefits of efficiency initiatives, and more productive overall management of the property. We expect continued improvements at the IP in the quarters ahead, as we fully realize the benefits of anticipated synergies and the impact of our cross-property marketing program, B Connected, which will be rolled out early next month.

Borgata
Borgata's net revenues for the first quarter 2012 were $176.2 million, up 4.2% from the first quarter 2011, while Adjusted EBITDA rose 22.0% to $38.9 million in the same period. The gains were driven by increases in table game hold percentage year-over-year, as well as increased non-gaming revenue. Improvements in non-gaming revenue were led by our hotel business - which posted increases in both occupied room nights and cash ADRs - as well as growth in our food and beverage business. Borgata also benefited from greater overall operating efficiencies, including lower customer reinvestment, as profit margins improved by 320 basis points.

Commenting on Company operations, Paul Chakmak, Executive Vice President and Chief Operating Officer, said, “Our Midwest and South properties posted an exceptional operating performance in the first quarter, as we continued to grow revenues, market share and margins. In Nevada, business volumes are holding steady, and we anticipate we will see more substantial growth once economic recovery takes firmer hold. Our focus on delivering high-value entertainment experiences and superior guest service is a significant competitive advantage, and continues to drive overall growth in our operations.”

Conference Call Information
Boyd Gaming will host its first-quarter 2012 conference call today, April 24, at 12:00 p.m. Eastern, on which the Company will provide guidance for the second quarter 2012. The conference call number is (866) 524-3160. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or:
http://www.videonewswire.com/event.asp?id=86536

Following the call's completion, a replay will be available by dialing (877) 344-7529 today, April 24,

beginning at 2:00 p.m. Eastern and continuing through Wednesday, May 2, at 9 a.m. Eastern. The conference number for the replay will be 10013043. The replay will also be available on the Internet at www.boydgaming.com.

Footnotes and Safe Harbor Statements
Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings, Adjusted Earnings Per Share (Adjusted EPS) and certain line items which intentionally exclude the effects of the consolidation of Borgata and/or LVE and/or both. The following discussion defines these terms and why we believe they are useful measures of our performance.

In the accompanying release, and the Company's periodic reports filed with the Securities and Exchange Commission, Dania Jai-Alai's results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company's periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on- going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, increase in value of derivative instruments, gain on early retirements of debt, other non-operating expenses, and our share of Borgata's non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, adjustments to prior-year property taxes, increase in value of derivative instruments, write-downs and other charges, net, gain on early retirements of debt, acquisition-related expenses, expenses related to a property closure due to flooding, other non-operating expenses, valuation adjustments related to the consolidation of Borgata, and our share of Borgata's preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: optimism about the direction of the business, and anticipated continued gains for the rest of the year; the expectation that there will be future outstanding results at IP, that marketing costs will be refined and synergies will be realized; the impact of new competition on Borgata; that the Company believes that it will be able to drive significant efficiencies and generate additional revenue through cross-marketing opportunities; the Company's belief that Borgata would have achieved both revenue and EBITDA growth but for Hurricane Irene; and that the Company's B Connected Online and B Connected Mobile and new social media tools will continue to contribute to growth among its customers. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.
About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

The results of IP are included in our condensed consolidated statements of operations for the three months ended March 31, 2012.

	Three Months Ended
	March 31,
	2012	2011
	(in thousands, except per share data)
Revenues
Gaming	$535,748	$481,935
Food and beverage	106,132	92,077
Room	65,997	56,591
Other	35,832	33,031
Gross revenues	743,709	663,634
Less promotional allowances	110,626	98,688
Net revenues	633,083	564,946

Costs and expenses
Gaming	248,955	226,609
Food and beverage	54,078	47,568
Room	14,135	12,821
Other	26,061	26,239
Selling, general and administrative	109,717	95,788
Maintenance and utilities	38,763	37,415
Depreciation and amortization	50,014	50,584
Corporate expense	12,871	13,280
Preopening expenses	1,660	1,831
Other operating charges, net	247	4,707
Total costs and expenses	556,501	516,842
Operating income	76,582	48,104

Other expense (income)
Interest income	(4)	(5)
Interest expense, net of amounts capitalized	63,828	57,291
Fair value adjustment of derivative instruments	—	217
Loss on early retirements of debt, net	—	20
Total other expense, net	63,824	57,523

Income (loss) before income taxes	12,758	(9,419)
Income taxes	(6,283)	3,108
Net income (loss)	6,475	(6,311)
Net (income) loss attributable to noncontrolling interest	(623)	2,790
Net income (loss) attributable to Boyd Gaming Corporation	$5,852	$(3,521)

Basic net income (loss) per common share	$0.07	$(0.04)

Weighted average basic shares outstanding	87,530	87,157

Diluted net income (loss) per common share	$0.07	$(0.04)

Weighted average diluted shares outstanding	87,987	87,157

The following table sets forth the impact of the consolidation of Borgata and LVE during the three months ended March 31, 2012. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended March 31, 2012
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable		LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)		Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$380,295	$155,453	$—	$535,748	$—		$—	$535,748
Food and beverage	69,886	36,246	—	106,132	—		—	106,132
Room	38,840	27,157	—	65,997	—		—	65,997
Other	27,254	8,578	—	35,832	2,724		(2,724)	35,832
Gross revenues	516,275	227,434	—	743,709	2,724		(2,724)	743,709
Less promotional allowances	59,342	51,284	—	110,626	—		—	110,626
Net revenues	456,933	176,150	—	633,083	2,724		(2,724)	633,083

Costs and expenses
Gaming	185,907	63,048	—	248,955	—		—	248,955
Food and beverage	36,237	17,841	—	54,078	—		—	54,078
Room	10,933	3,202	—	14,135	—		—	14,135
Other	19,730	6,331	—	26,061	—		—	26,061
Selling, general and administrative	77,175	32,539	—	109,714	3		—	109,717
Maintenance and utilities	24,456	14,307	—	38,763	—		—	38,763
Depreciation and amortization	34,884	15,130	—	50,014	—		—	50,014
Corporate expense	12,871	—	—	12,871	—		—	12,871
Preopening expenses	4,252	132	—	4,384	—		(2,724)	1,660
Other operating charges, net	275	(28)	—	247	—		—	247
Total costs and expenses	406,720	152,502	—	559,222	3		(2,724)	556,501

Operating income from Borgata	11,824		(11,824)	—	—		—	—

Operating income	62,037	23,648	(11,824)	73,861	2,721		—	76,582

Other expense (income)
Interest income	(4)	—	—	(4)	—	—	—	(4)
Interest expense, net of amounts capitalized	39,953	20,482	—	60,435	3,393		—	63,828
Other non-operating expenses from Borgata, net	10,530	—	(10,530)	—	—		—	—
Total other expense, net	50,479	20,482	(10,530)	60,431	3,393		—	63,824

Income (loss) before income taxes	11,558	3,166	(1,294)	13,430	(672)		—	12,758
Income taxes	(5,706)	(577)	—	(6,283)	—		—	(6,283)

Net income (loss)	5,852	2,589	(1,294)	7,147	(672)		—	6,475
Net (income) loss attributable to noncontrolling interest	—	—	(1,295)	(1,295)	672		—	(623)

Net income (loss) attributable to Boyd Gaming Corp	$5,852	$2,589	$(2,589)	$5,852	$—		$—	$5,852

Basic net income per common share	$0.07							$0.07

Weighted average basic shares outstanding	87,530							87,530

Diluted net income per common share	$0.07							$0.07

Weighted average diluted shares outstanding	87,987							87,987

The following table sets forth the impact of the consolidation of Borgata and LVE during the three months ended March 31, 2011. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended March 31, 2011
	Boyd Gaming		Borgata	Boyd/Borgata	LVE (Variable	LVE	Boyd Gaming
	Wholly-Owned	Borgata	Eliminations	Subtotal	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$330,079	$151,856	$—	$481,935	$—	$—	$481,935
Food and beverage	57,612	34,465	—	92,077	—	—	92,077
Room	30,300	26,291	—	56,591	—	—	56,591
Other	23,727	9,304	—	33,031	2,641	(2,641)	33,031
Gross revenues	441,718	221,916	—	663,634	2,641	(2,641)	663,634
Less promotional allowances	45,862	52,826	—	98,688	—	—	98,688
Net revenues	395,856	169,090	—	564,946	2,641	(2,641)	564,946

Costs and expenses
Gaming	161,633	64,976	—	226,609	—	—	226,609
Food and beverage	31,643	15,925	—	47,568	—	—	47,568
Room	9,684	3,137	—	12,821	—	—	12,821
Other	19,167	7,072	—	26,239	—	—	26,239
Selling, general and administrative	64,941	30,847	—	95,788	—	—	95,788
Maintenance and utilities	21,067	15,451	—	36,518	897	—	37,415
Depreciation and amortization	31,718	18,866	—	50,584	—	—	50,584
Corporate expense	13,280	—	—	13,280	—	—	13,280
Preopening expenses	4,472	—	—	4,472	—	(2,641)	1,831
Other operating charges, net	(309)	5,016	—	4,707	—	—	4,707
Total costs and expenses	357,296	161,290	—	518,586	897	(2,641)	516,842

Operating income from Borgata	3,900	—	(3,900)	—	—	—	—

Operating income	42,460	7,800	(3,900)	46,360	1,744	—	48,104

Other expense (income)
Interest income	(5)	—	—	(5)	—	—	(5)
Interest expense, net of amounts capitalized	39,881	17,283	—	57,164	127	—	57,291
Fair value adjustment of derivative instruments	217	—	—	217	—	—	217
Loss on early retirements of debt, net	20	—	—	20	—	—	20
Other non-operating expenses from Borgata, net	8,306	—	(8,306)	—	—	—	—
Total other expense, net	48,419	17,283	(8,306)	57,396	127	—	57,523

Income (loss) before income taxes	(5,959)	(9,483)	4,406	(11,036)	1,617	—	(9,419)
Income taxes	2,438	670	—	3,108	—	—	3,108

Net income (loss)	(3,521)	(8,813)	4,406	(7,928)	1,617	—	(6,311)
Net income attributable to noncontrolling interest	—	—	4,407	4,407	—	(1,617)	2,790

Net income (loss) attributable to Boyd Gaming Corp	$(3,521)	$(8,813)	$8,813	$(3,521)	$1,617	$(1,617)	$(3,521)

Basic net loss per common share	$(0.04)						$(0.04)

Weighted average basic shares outstanding	87,157						87,157

Diluted net loss per common share	$(0.04)						$(0.04)

Weighted average diluted shares outstanding	87,157						87,157

The following tables reconcile Adjusted earnings (loss) and Adjusted earnings (loss) per share to Net income (loss) attributable to Boyd Gaming Corporation and Net income (loss) per share, respectively, as reported in accordance with GAAP. The weighted average shares outstanding represent the shares used in the diluted net income per share computations, except to the extent such common share equivalents are anti-dilutive. Also, during periods in which our adjusted earnings result in a loss, our basic shares outstanding are used in the computation of Adjusted loss per share, as any common share equivalents would be anti-dilutive.

	Three Months Ended
	March 31,
	2012	2011
	(in thousands, except per share data)
Net income (loss) attributable to Boyd Gaming Corporation	$5,852	$(3,521)
Adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	$4,252	$4,472
Adjustments to property tax accruals, net	(597)	(2,766)
Other operating charges, net	275	(309)
Change in fair value of derivative instruments	—	217
Loss on early retirements of debt, net	—	20
Adjustments related to Borgata:
Preopening expenses	$132	$—
Other operating charges, net	(28)	5,016
Gain on disposal of assets	3	—
Valuation adjustments related to consolidation, net	(19)	(694)
Total adjustments	$4,018	$5,956

Income tax effect for above adjustments	(1,410)	(1,652)
Impact on noncontrolling interest, net	(44)	(1,995)
Adjusted earnings (loss)	$8,416	$(1,212)

Adjusted earnings (loss) per share	$0.10	$(0.01)

Weighted average shares outstanding	87,987	87,157

Net income (loss) per share	$0.07	$(0.04)
Adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	$0.05	$0.05
Adjustments to property tax accruals, net	(0.01)	(0.03)
Other operating charges, net	—	—
Change in fair value of derivative instruments	—	—
(Gain) loss on early retirements of debt, net	—	—
Adjustments related to Borgata:
Preopening expenses	$—	$—
Other operating charges, net	—	0.06
Gain on disposal of assets	—	—
Valuation adjustments related to consolidation, net	—	(0.01)
Total adjustments	$0.04	$0.07
Income tax effect for above adjustments	(0.02)	(0.02)
Impact on noncontrolling interest, net	0.01	(0.02)
Adjusted earnings (loss) per share	$0.10	$(0.01)

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to Net income (loss) attributable to Boyd Gaming Corporation on our condensed consolidated statements of operations for the three months ended March 31, 2012 and 2011. Note that the results from Dania Jai-Alai are classified as part of total other operating costs and expenses and are not included in Adjusted EBITDA.

	Three Months Ended
	March 31,
	2012	2011
	(In thousands)
Net Revenues
Las Vegas Locals	$154,789	$154,519
Downtown Las Vegas	57,008	55,666
Midwest and South (1)	243,722	184,130
Atlantic City	176,150	169,090
Reportable Segment Net revenues	631,669	563,405
Other	1,414	1,541
Net revenues	$633,083	$564,946

Adjusted EBITDA
Las Vegas Locals	$38,486	$39,643
Downtown Las Vegas	8,432	9,004
Midwest and South (1)	58,130	41,211
Wholly-owned Property Adjusted EBITDA	105,048	89,858
Corporate expense	(10,127)	(9,799)
Wholly-owned Adjusted EBITDA	94,921	80,059
Atlantic City	38,881	31,682
Our share of Borgata's operating income before net
amortization, preopening and other items	—	—
Adjusted EBITDA	$133,802	$111,741

Other operating costs and expenses
Deferred rent	$996	$1,036
Depreciation and amortization	50,014	50,584
Preopening expenses	1,660	1,831
Share-based compensation expense	3,116	3,813
Other operating charges, net	247	4,707
Other	1,187	1,666
Total other operating costs and expenses	57,220	63,637
Operating income	76,582	48,104
Other expense
Interest expense, net	63,824	57,286
Fair value adjustment of derivative instruments	—	217
(Gain) loss on early retirements of debt, net	—	20
Total other non-operating costs and expenses, net	63,824	57,523
Income (loss) before income taxes	12,758	(9,419)
Income taxes	(6,283)	3,108
Net income (loss)	6,475	(6,311)
Net (income) loss attributable to noncontrolling interest	(623)	2,790
Net income (loss) attributable to Boyd Gaming Corporation	$5,852	$(3,521)

(1) IP provided $49.0 million in Net Revenues and $12.7 million in Wholly-owned Property Adjusted EBITDA, which is reported in the three months March 31, 2012.

The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the previous table.

	Three Months Ended
	March 31,
	2012	2011
	(in thousands)
Corporate expense as reported on our consolidated statements of operations	$12,871	$13,280
Corporate share-based compensation expense	(2,744)	(3,481)
Corporate expense as reported on the previous table	$10,127	$9,799

The following table presents Borgata's condensed consolidated statements of operations for the three months ended March 31, 2012 and 2011, as reflected in our condensed consolidated statements presented herein. These results present the impact of certain valuation adjustments made upon consolidation; however, these adjustments were not pushed down to Borgata and are therefore not reflected in Borgata's stand alone financial statements.

	Three Months Ended
	March 31,
	2012	2011
	(in thousands)
Revenues
Gaming	$155,453	$151,856
Food and beverage	36,246	34,465
Room	27,157	26,291
Other	8,578	9,304
Gross revenues	227,434	221,916
Less promotional allowances	51,284	52,826
Net revenues	176,150	169,090

Costs and expenses
Gaming	63,048	64,976
Food and beverage	17,841	15,925
Room	3,202	3,137
Other	6,331	7,072
Selling, general and administrative	32,539	30,847
Maintenance and utilities	14,307	15,451
Depreciation and amortization	15,130	18,866
Preopening expense	132	—
Other operating charges, net	(28)	5,016
Total costs and expenses	152,502	161,290
Operating income	23,648	7,800

Other expense
Interest expense, net of amounts capitalized	20,482	17,283
Total other expense, net	20,482	17,283
Income (loss) before income taxes	3,166	(9,483)
Income taxes	(577)	670
Net income (loss)	$2,589	$(8,813)

Footnotes and Safe Harbor Statements
Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings, Adjusted Earnings Per Share (Adjusted EPS) and certain line items which intentionally exclude the effects of the consolidation of Borgata and/or LVE and/or both. The following discussion defines these terms and why we believe they are useful measures of our performance.

In the accompanying release, and the Company's periodic reports filed with the Securities and Exchange Commission, Dania Jai-Alai's results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company's periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA
EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on- going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, increase in value of derivative instruments, gain on early retirements of debt, other non-operating expenses, and our share of Borgata's non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS
Adjusted Earnings is net income (loss) before preopening expenses, adjustments to prior-year property taxes, increase in value of derivative instruments, write-downs and other charges, net, gain on early retirements of debt, acquisition-related expenses, expenses related to a property closure due to flooding, other non-operating expenses, valuation adjustments related to the consolidation of Borgata, and our share of Borgata's preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures
The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: maintaining an exceptional customer experience, keeping a tight rein on costs and delivering strong results; that the IP Casino Resort Spa gives the Company a leading presence in an important market, that it will be integrated into the Company's business, and that the Company believes that it will be able to drive significant efficiencies and generate additional revenue through cross-marketing opportunities; the Company's belief that Borgata would have achieved both revenue and EBITDA growth but for Hurricane Irene; and that the Company's B Connected Online and B Connected Mobile tools will continue to contribute to growth among its customers. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.